UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2024

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Pursuant to a Commitment Letter entered into on July 8, 2024 between the Company and JPMorgan Chase Bank, N.A., on August 5, 2024, the Registrant and certain of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to its Amended and Restated Credit Agreement dated August 30, 2023 (the “2023 Credit Agreement”) among the Company and certain of its subsidiaries, JPMorgan Chase Bank, N.A. as administrative agent thereunder, the initial lenders party thereto and Citibank, N.A. The Amendment, among other things, (i) implements a senior incremental delayed draw term loan credit facility in an aggregate principal amount of up to $375 million (the “Incremental Facility”), and (ii) permits the direct or indirect acquisition by the Registrant or certain of its subsidiaries of all of the issued and outstanding shares of Ultra PMES Limited, Measurement Systems, Inc., EMS Development Corporation, and DNE Technologies, Inc. (the “Transaction”), pursuant to and in accordance with the terms and conditions of that certain Sale and Purchase Agreement, dated July 8, 2024, among Ultra Electronics Holdings Limited, as parent seller, the Registrant, as guarantor, and certain of the Registrant’s subsidiaries as buyers. The proceeds of the loans drawn under the Incremental Facility will be applied to pay a portion of the cash consideration for the Transaction and other customary fees, premiums, expenses and costs incurred in connection with the Transaction.

A description of the 2023 Credit Agreement is incorporated by reference to Note 6 to the Consolidated Financial Statements included in the Registrant’s Form 10-K for its fiscal year ended September 30, 2023, filed with the Commission on November 29, 2023, and a copy of the 2023 Credit Agreement is attached as Exhibit 4.2 to the Registrant’s Form 10-Q filed with the Commission on May 10, 2023. Descriptions of the July 8, 2024 Commitment Letter and the July 8, 2024 Sale and Purchase Agreement are incorporated by reference to the Registrant’s Form 8-K filed on July 8, 2024.

Item 2.02	Results of Operations and Financial Condition

Today, August 7, 2024, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal 2024 third quarter financial and operating results. See Item 7.01, Regulation FD Disclosure, below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Directors

I Penelope M. Conner

On August 1, 2024, pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Company’s Board of Directors, by unanimous written consent pursuant to Section 3.1 of its Bylaws, increased the authorized size of Class II of the Board of Directors from two to three members and elected Penelope M. Conner, age 60, as a director to fill the vacancy thereby created, to serve for a term ending at the 2025 annual meeting of shareholders; provided that such increase and election are hereby made expressly subject to, and shall become effective only upon, the requisite prior approval by the Federal Energy Regulatory Commission of such position and satisfaction of any and all other regulatory requirements. Ms. Conner was also named to the Nominating and Corporate Governance Committee of the Board of Directors, subject to and effective upon the commencement of her term as a director.

With 38 years of experience in the electric and gas utility sector, since 2002 Ms. Conner has held executive positions with Eversource Energy (NYSE: ES), an $11.9 billion utility holding company based in New England serving Connecticut, Massachusetts and New Hampshire, most recently (since 2021) as Eversource’s Executive Vice President, Customer Experience and Energy Strategy. She is currently responsible for ensuring that Eversource’s 4 million electric and gas customers experience high-quality customer service while driving Eversource’s energy strategy development and capital allocation throughout the enterprise. Prior to joining Eversource, Ms. Conner held positions of increasing responsibility from 1986 to 1998 at Duke Energy Corporation, culminating as General Manager for Process Integration, and then from 1998 to 2002 at Tampa Electric Company as its Director of Customer Service.

Ms. Conner graduated from North Carolina State University in 1986 with a Bachelor of Science degree in Industrial Engineering, summa cum laude. She is a registered professional engineer in North and South Carolina.

Since at least the beginning of the Company’s last fiscal year Ms. Conner has had no reportable transactions with related persons or affiliates of the Company, and she meets all of the qualifications of an independent director under the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Ms. Conner will receive compensation for her service on the Board of Directors and its Committees pursuant to the Company’s Sub-Plan for the Compensation Plan for Non-Employee Directors adopted under its 2018 Omnibus Incentive Plan (the “Directors Compensation Plan”), on the same basis as the Company’s other directors; provided that as compensation for her service during the remainder of calendar 2024 she will receive, subject to and concurrently with the commencement of her term as a director, (i) cash compensation of $25,000 plus (ii) an award of restricted share units valued at $90,000 divided by the NYSE closing price of the Company’s common stock on the effective grant date, with a one-year vesting requirement. Under the Plan, Ms. Conner will have up to 30 days from the effective date of her election to elect whether or not to receive all or part of her compensation on a deferred basis as provided in the Plan.

II David A. Campbell

On August 1, 2024, pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Company’s Board of Directors, by unanimous written consent pursuant to Section 3.1 of its Bylaws, increased the authorized size of Class I of the Board of Directors from two to three members and elected David A. Campbell, age 55, as a director to fill the vacancy thereby created, to serve for a term ending at the 2027 annual meeting of shareholders; provided that such increase and election are hereby made expressly subject to, and shall become effective only upon, the requisite prior approval by the Federal Energy Regulatory Commission of such position and satisfaction of any and all other regulatory requirements. Mr. Campbell was also named to the Audit and Finance Committee of the Board of Directors, subject to and effective upon the commencement of his term as a director.

Since 2021 Mr. Campbell has been the President and Chief Executive Officer and a Board Member of Evergy, Inc. (NASDAQ: EVRG), a $5.5 billion public utility holding company incorporated in 2017 and headquartered in Kansas City, Missouri. He previously held executive positions at a number of electric and integrated energy companies in Texas as well as at an independent energy resource and investment company, following nine years (four as a partner) in the Dallas office of McKinsey & Company, a leading global management consulting firm providing strategic and operational counsel to top management of diverse global corporations and institutions.

Mr. Campbell holds degrees from Harvard Law School (J.D. degree magna cum laude, 1995), Oxford University (M.Phil. International Relations, 1992), and Yale University (B.A. summa cum laude with Distinction in History, 1990). He currently serves or has served on a number of boards including the Edison Electric Institute, the Electric Power Research Institute, and the Leadership Council of the Yale School of the Environment.

Since at least the beginning of the Company’s last fiscal year Mr. Campbell has had no reportable transactions with related persons or affiliates of the Company, and he meets all of the qualifications of an independent director and member of the Audit and Finance Committee under the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Mr. Campbell will receive compensation for his service on the Board of Directors and its Committees pursuant to the Directors Compensation Plan, on the same basis as the Company’s other directors; provided that as compensation for his service during the remainder of calendar 2024 he will receive, subject to and concurrently with the commencement of his term as a director, (i) cash compensation of $25,000 plus (ii) an award of restricted share units valued at $90,000 divided by the NYSE closing price of the Company’s common stock on the effective grant date, with a one-year vesting requirement. Under the Plan, Mr. Campbell will have up to 30 days from the effective date of his election to elect whether or not to receive all or part of his compensation on a deferred basis as provided in the Plan.

Item 7.01	Regulation FD Disclosure

Today, August 7, 2024, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal 2024 third quarter financial and operating results. The press release will be posted on the Registrant’s investor website (https://investor.escotechnologies.com), although the Registrant reserves the right to discontinue that availability at any time.

The Registrant will conduct a related webcast conference call today at 4:00 p.m. Central Time. The conference call webcast will be available on the Registrant’s investor website (https://investor.escotechnologies.com). A slide presentation will be utilized during the call and will be posted on the website prior to the call. For those unable to participate, a webcast replay will be available after the call on the website, although the Registrant reserves the right to discontinue that availability at any time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description of Exhibit

	99.1	Press Release dated August 7, 2024
	104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site. Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2024	ESCO TECHNOLOGIES INC.

	By:	/s/David M. Schatz
David M. Schatz
Senior Vice President, General Counsel and Secretary